Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HearUSA, Inc.

West Palm Beach, FL

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3A of our report dated March 27, 2009 relating to the consolidated financial statements and schedule of HearUSA, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Certified Public Accountants

West Palm Beach, Florida

April 6 2009